Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Strong Third Quarter 2020 Operating Results
CHICAGO, November 2, 2020 — Kemper Corporation (NYSE: KMPR) reported net income of $122.3 million, or $1.83 per diluted share, for the third quarter of 2020, compared to $129.0 million, or $1.91 per diluted share, for the third quarter of 2019. In the third quarter of 2020, net income included a $35.7 million after-tax gain, or $0.53 per diluted share, attributable to the change in fair value of equity and convertible securities.
Adjusted Consolidated Net Operating Income1 was $90.9 million, or $1.36 per diluted share, for the third quarter of 2020, compared to $130.0 million, or $1.93 per diluted share, for the third quarter of 2019.
Highlights of the quarter include:
•Diversified operations demonstrated ability to combine stable sources of cash flow with lower required capital to create a cost advantage that drives higher growth
•Specialty P&C earned premiums increased by $88 million or 11%, and policies-in-force grew ~8%
•Capital position provides significant financial flexibility; balance sheet and capital structure enhanced by senior notes offering

“We’re pleased with Kemper’s results in the third quarter, where our specialized and diversified model and disciplined execution again delivered strong performance amid a challenging environment,” said President and CEO Joseph P. Lacher, Jr. “Our ability to understand our customers’ needs is evidenced by industry-leading market share gains in our Specialty Auto business.”

“Kemper’s healthy balance sheet enables us to deliver on our promises and continue to make appropriate investments. We have a business that remains resilient and able to consistently deliver strong results. We continue to build on our sustainable competitive advantages to create substantial, long-term value for our stakeholders.”
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Net Income	$122.3	$129.0	$312.4	$406.4
Adjusted Consolidated Net Operating Income[1]	$90.9	$130.0	$333.0	$320.4

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(53.0)	$(11.6)	$(79.9)	$(48.2)

Diluted Net Income Per Share From:
Net Income	$1.83	$1.91	$4.67	$6.10
Adjusted Consolidated Net Operating Income[1]	$1.36	$1.93	$4.98	$4.81

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.80)	$(0.17)	$(1.20)	$(0.73)
Capital
Total Shareholders’ Equity at the end of the quarter was $4,347.5 million, an increase of $375.2 million, or 9 percent, since year-end 2019 primarily driven by net income and an increase in accumulated other comprehensive income, partially offset by cash dividends and repurchases of common stock. Kemper ended the quarter with cash and investments at the holding company of $738.7 million, and the $400 million revolving credit agreement was undrawn.
On September 22, 2020, Kemper offered and sold $400.0 million aggregate principal of 2.400% senior notes due September 30, 2030 (“2030 Senior Notes”). The net proceeds of issuance were $395.6 million, net of discount and transaction costs for an effective yield of 2.52%. The 2030 Senior Notes are unsecured and may be redeemed in whole at any time or in part from time to time at Kemper’s option at specified redemption prices. Kemper is using the net proceeds from the issuance for general corporate purposes including taking advantage of emerging organic growth opportunities, extending and diversifying the capital ladder and bringing the company within our long-term debt-to-capital range of 17%-22%.
During the third quarter of 2020, Kemper paid dividends of $19.7 million.
On August 5, 2020, Kemper announced that its Board of Directors declared a quarterly dividend of $0.30 per share.
Kemper ended the quarter with a book value per share of $66.47, an increase of 12 percent from $59.59 at the end of 2019. Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 was $56.63, up 7 percent from $53.08 at the end of 2019.
Revenues
Total revenues for the third quarter of 2020 increased $109.9 million, or 8.8 percent, to $1,353.7 million, compared to the third quarter of 2019, driven by $88.0 million of higher Specialty P&C earned premiums and a $35.4 million increase attributable to the change in fair value of equity and convertible securities. Specialty P&C earned premiums increased due primarily to higher premium volume. Net investment income increased $0.4 million to $92.1 million in the third quarter of 2020 due primarily to recovery in the return from Alternative Investments and higher levels of investments in fixed income securities, partially offset by lower yields on fixed income securities and higher investment expenses. Net realized investment gains were $10.0 million in the third quarter of 2020, compared to $1.7 million in the third quarter of 2019. Other income decreased from $7.2 million to $0.9 million in the third quarter of 2020.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Segment Net Operating Income:
Specialty Property & Casualty Insurance	$119.2	$78.5	$246.8	$220.8
Preferred Property & Casualty Insurance	(32.7)	21.1	(13.4)	29.1
Life & Health Insurance	12.2	33.4	50.6	69.8
Total Segment Net Operating Income	98.7	133.0	284.0	319.7
Corporate and Other Net Operating Income (Loss)	(7.8)	(3.0)	49.0	0.7
Adjusted Consolidated Net Operating Income[1]	90.9	130.0	333.0	320.4
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	35.7	7.8	(0.8)	78.8
Net Realized Gains on Sales of Investments	7.9	1.4	30.2	30.9
Impairment Losses	(0.8)	(1.5)	(15.8)	(9.6)
Acquisition Related Transaction, Integration and Other Costs	(11.4)	(4.1)	(34.2)	(9.5)
Loss from Early Extinguishment of Debt	—	(4.6)	—	(4.6)
Net Income	$122.3	$129.0	$312.4	$406.4
The Specialty Property & Casualty Insurance segment reported net operating income of $119.2 million for the third quarter of 2020, compared to $78.5 million in the third quarter of 2019. Results improved due primarily to higher premium volume and an improvement in underlying losses and LAE. The segment’s Underlying Combined Ratio1 was 85.9 percent, compared to 91.8 percent in the third quarter of 2019 reflecting favorable short-term pandemic-related frequency trends.
The Preferred Property & Casualty Insurance segment reported net operating loss of $32.7 million for the third quarter of 2020, compared to net operating income of $21.1 million in the third quarter of 2019. Results deteriorated due primarily to catastrophe losses and LAE (excluding loss and LAE reserve development) and adverse loss and LAE reserve development, partially offset by an improvement in underlying losses and LAE. The Preferred Property & Casualty Insurance segment’s Underlying Combined Ratio1 improved 4.2 percentage points to 90.7 percent in the third quarter of 2020 due primarily to lower incurred losses and LAE reflecting similar auto frequency trends experienced in our Specialty segment, as well as ongoing profit improvement actions.
The Life & Health Insurance segment reported net operating income of $12.2 million for the third quarter of 2020, compared to $33.4 million in the third quarter of 2019. Results deteriorated due primarily to an increase in COVID-related mortality, in line with country-wide trends.

Unaudited condensed consolidated statements of income for the three and nine months ended September 30, 2020 and 2019 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts)	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Revenues:
Earned Premiums	$1,206.5	$1,135.2	$3,458.2	$3,326.6
Net Investment Income	92.1	91.7	245.5	270.4
Other Income	0.9	7.2	92.7	31.8
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	45.2	9.8	(1.0)	99.7
Net Realized Gains on Sales of Investments	10.0	1.7	38.2	39.1
Impairment Losses	(1.0)	(1.8)	(20.0)	(12.1)
Total Revenues	1,353.7	1,243.8	3,813.6	3,755.5
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	877.5	782.6	2,460.2	2,373.4
Insurance Expenses	276.9	256.0	821.2	754.3
Loss from Early Extinguishment of Debt	—	5.8	—	5.8
Interest and Other Expenses	47.2	37.9	142.7	117.3
Total Expenses	1,201.6	1,082.3	3,424.1	3,250.8
Income from before Income Taxes	152.1	161.5	389.5	504.7
Income Tax Expense	(29.8)	(32.5)	(77.1)	(98.3)
Net Income	$122.3	$129.0	$312.4	$406.4

Net Income Per Unrestricted Share:
Basic	$1.87	$1.93	$4.75	$6.17
Diluted	$1.83	$1.91	$4.67	$6.10

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	65,362.5	66,622.4	65,710.8	65,621.8
Unrestricted Shares and Equivalent Shares - Diluted	66,633.5	67,207.7	66,797.4	66,341.2

Dividends Paid to Shareholders Per Share	$0.30	$0.25	$0.90	$0.75

Unaudited business segment revenues for the three and nine months ended September 30, 2020 and 2019 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Specialty Automobile	$792.2	$719.2	$2,235.2	$2,092.5
Commercial Automobile	79.2	64.2	217.7	186.2
Total Earned Premiums	871.4	783.4	2,452.9	2,278.7
Net Investment Income	30.5	28.8	76.2	79.2
Other Income	0.4	4.4	1.4	6.2
Total Specialty Property & Casualty Insurance Revenues	902.3	816.6	2,530.5	2,364.1
Preferred Property & Casualty Insurance:
Earned Premiums:
Preferred Automobile	110.6	119.7	324.6	353.0
Homeowners	55.0	61.5	167.4	182.6
Other Personal	8.9	9.8	27.0	29.5
Total Earned Premiums	174.5	191.0	519.0	565.1
Net Investment Income	10.3	12.0	24.3	32.6
Other Income	—	—	0.1	—
Total Preferred Property & Casualty Insurance Revenues	184.8	203.0	543.4	597.7
Life & Health Insurance:
Earned Premiums:
Life	96.3	96.2	289.2	289.0
Accident & Health	48.9	47.6	149.1	142.4
Property	15.4	17.0	48.0	51.4
Total Earned Premiums	160.6	160.8	486.3	482.8
Net Investment Income	50.7	49.7	146.0	154.4
Other Income	—	2.9	0.6	5.6
Total Life & Health Insurance Revenues	211.3	213.4	632.9	642.8
Total Segment Revenues	1,298.4	1,233.0	3,706.8	3,604.6
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	45.2	9.8	(1.0)	99.7
Net Realized Gains on Sales of Investments	10.0	1.7	38.2	39.1
Impairment Losses	(1.0)	(1.8)	(20.0)	(12.1)
Other	1.1	1.1	89.6	24.2
Total Revenues	$1,353.7	$1,243.8	$3,813.6	$3,755.5

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Sep 30, 2020	Dec 31, 2019
Assets:
Investments:
Fixed Maturities at Fair Value	$7,504.8	$6,922.1
Equity Securities at Fair Value	788.2	907.3
Equity Securities at Modified Cost	48.4	41.9
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	206.2	220.4
Convertible Securities at Fair Value	36.3	37.3
Short-term Investments at Cost which Approximates Fair Value	628.8	470.9
Other Investments	762.8	661.5
Total Investments	9,975.5	9,261.4
Cash	352.2	136.8
Receivables from Policyholders	1,249.3	1,117.1
Other Receivables	214.0	219.7
Deferred Policy Acquisition Costs	578.2	537.7
Goodwill	1,114.0	1,114.0
Current Income Tax Assets	33.1	44.7
Other Assets	574.1	557.7
Total Assets	$14,090.4	$12,989.1
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,511.5	$3,502.0
Property & Casualty	1,950.0	1,969.8
Total Insurance Reserves	5,461.5	5,471.8
Unearned Premiums	1,681.6	1,545.5
Policyholder Contract Liabilities	503.7	309.8
Deferred Income Tax Liabilities	245.5	178.2
Accrued Expenses and Other Liabilities	677.6	733.1
Debt at Amortized Cost	1,173.0	778.4
Total Liabilities	9,742.9	9,016.8
Shareholders’ Equity:
Common Stock	6.5	6.7
Paid-in Capital	1,798.5	1,819.2
Retained Earnings	1,993.5	1,810.3
Accumulated Other Comprehensive Income	549.0	336.1
Total Shareholders’ Equity	4,347.5	3,972.3
Total Liabilities and Shareholders’ Equity	$14,090.4	$12,989.1

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019

Results of Operations
Net Premiums Written	$914.2	$815.0	$2,606.3	$2,428.8

Earned Premiums	$871.4	$783.4	$2,452.9	$2,278.7
Net Investment Income	30.5	28.8	76.2	79.2
Other Income	0.4	4.4	1.4	6.2
Total Revenues	902.3	816.6	2,530.5	2,364.1
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	589.0	579.4	1,724.6	1,702.9
Catastrophe Losses and LAE	2.1	2.3	6.8	7.3
Prior Years:
Non-catastrophe Losses and LAE	1.9	(4.1)	16.8	(31.0)
Catastrophe Losses and LAE	(0.1)	0.2	0.1	0.3
Total Incurred Losses and LAE	592.9	577.8	1,748.3	1,679.5
Insurance Expenses	159.5	139.2	472.8	404.9
Other Expenses	—	1.0	—	2.3
Operating Income	149.9	98.6	309.4	277.4
Income Tax Benefit	(30.7)	(20.1)	(62.6)	(56.6)
Segment Net Operating Income	$119.2	$78.5	$246.8	$220.8

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	67.6%	74.0%	70.3%	74.8%
Current Year Catastrophe Losses and LAE Ratio	0.2	0.3	0.3	0.3
Prior Years Non-catastrophe Losses and LAE Ratio	0.2	(0.5)	0.7	(1.4)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	68.0	73.8	71.3	73.7
Insurance Expense Ratio	18.3	17.8	19.3	17.8
Combined Ratio	86.3%	91.6%	90.6%	91.5%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	67.6%	74.0%	70.3%	74.8%
Insurance Expense Ratio	18.3	17.8	19.3	17.8
Underlying Combined Ratio[1]	85.9%	91.8%	89.6%	92.6%

Non-GAAP Measure Reconciliation
Combined Ratio	86.3%	91.6%	90.6%	91.5%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.2	0.3	0.3	0.3
Prior Years Non-catastrophe Losses and LAE Ratio	0.2	(0.5)	0.7	(1.4)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Underlying Combined Ratio[1]	85.9%	91.8%	89.6%	92.6%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019

Results of Operations
Net Premiums Written	$172.2	$189.6	$497.8	$566.7

Earned Premiums	$174.5	$191.0	$519.0	$565.1
Net Investment Income	10.3	12.0	24.3	32.6
Other Income	—	—	0.1	—
Total Revenues	184.8	203.0	543.4	597.7
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	102.8	121.7	293.8	361.6
Catastrophe Losses and LAE	61.9	11.9	87.3	51.1
Prior Years:
Non-catastrophe Losses and LAE	6.3	(1.1)	11.2	(10.5)
Catastrophe Losses and LAE	0.1	(15.4)	(0.6)	(15.3)
Total Incurred Losses and LAE	171.1	117.1	391.7	386.9
Insurance Expenses	55.5	59.4	169.7	174.6
Operating Income (Loss)	(41.8)	26.5	(18.0)	36.2
Income Tax Benefit (Expense)	9.1	(5.4)	4.6	(7.1)
Segment Net Operating Income (Loss)	$(32.7)	$21.1	$(13.4)	$29.1

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	58.9%	63.8%	56.6%	64.1%
Current Year Catastrophe Losses and LAE Ratio	35.5	6.2	16.8	9.0
Prior Years Non-catastrophe Losses and LAE Ratio	3.6	(0.6)	2.2	(1.9)
Prior Years Catastrophe Losses and LAE Ratio	0.1	(8.1)	(0.1)	(2.7)
Total Incurred Loss and LAE Ratio	98.1	61.3	75.5	68.5
Insurance Expense Ratio	31.8	31.1	32.7	30.9
Combined Ratio	129.9%	92.4%	108.2%	99.4%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	58.9%	63.8%	56.6%	64.1%
Insurance Expense Ratio	31.8	31.1	32.7	30.9
Impact on Ratio from Write-off of Long-lived Asset	—	—	—	—
Underlying Combined Ratio[1]	90.7%	94.9%	89.3%	95.0%

Non-GAAP Measure Reconciliation
Combined Ratio	129.9%	92.4%	108.2%	99.4%
Less:
Current Year Catastrophe Losses and LAE Ratio	35.5	6.2	16.8	9.0
Prior Years Non-catastrophe Losses and LAE Ratio	3.6	(0.6)	2.2	(1.9)
Prior Years Catastrophe Losses and LAE Ratio	0.1	(8.1)	(0.1)	(2.7)
Underlying Combined Ratio[1]	90.7%	94.9%	89.3%	95.0%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Results of Operations
Earned Premiums	$160.6	$160.8	$486.3	$482.8
Net Investment Income	50.7	49.7	146.0	154.4
Other Income	—	2.9	0.6	5.6
Total Revenues	211.3	213.4	632.9	642.8
Policyholders’ Benefits and Incurred Losses and LAE	113.6	88.8	320.2	307.7
Insurance Expenses	82.5	83.6	251.1	248.7
Operating Profit	15.2	41.0	61.6	86.4
Income Tax Expense	(3.0)	(7.6)	(11.0)	(16.6)
Segment Net Operating Income	$12.2	$33.4	$50.6	$69.8
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income1
Adjusted Consolidated Net Operating Income1 is an after-tax, non-GAAP financial measure computed by excluding from Net Income the after-tax impact of 1) income (loss) from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) impairment losses 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income.
Kemper believes that Adjusted Consolidated Net Operating Income1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from change in fair value of equity and convertible securities, net realized gains on sales of investments and impairment losses related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from early extinguishment of debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition related transaction, integration and other costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Net Income to Adjusted Consolidated Net Operating Income1 for the three and nine months ended September 30, 2020 and 2019 is presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Net Income	$122.3	$129.0	$312.4	$406.4
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	35.7	7.8	(0.8)	78.8
Net Realized Gains on Sales of Investments	7.9	1.4	30.2	30.9
Impairment Losses	(0.8)	(1.5)	(15.8)	(9.6)
Acquisition Related Transaction, Integration and Other Costs	(11.4)	(4.1)	(34.2)	(9.5)
Loss from Early Extinguishment of Debt	—	(4.6)	—	(4.6)
Adjusted Consolidated Net Operating Income[1]	$90.9	$130.0	$333.0	$320.4
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income.
A reconciliation of Diluted Net Income to Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 for the three and nine months ended September 30, 2020 and 2019 is presented below.

	Three Months Ended		Nine Months Ended
(Unaudited)	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Diluted Net Income	$1.83	$1.91	$4.67	$6.10
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	0.53	0.11	(0.01)	1.18
Net Realized Gains on Sales of Investments	0.12	0.02	0.45	0.46
Impairment Losses	(0.01)	(0.02)	(0.24)	(0.14)
Acquisition Related Transaction, Integration and Other Costs	(0.17)	(0.06)	(0.51)	(0.14)
Loss from Early Extinguishment of Debt	—	(0.07)	—	(0.07)
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share[1]	$1.36	$1.93	$4.98	$4.81
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 and Book Value Per Share at September 30, 2020 and December 31, 2019 is presented below.

(Dollars in Millions) (Unaudited)	Sep 30, 2020	Dec 31, 2019
Shareholders’ Equity	$4,347.5	$3,972.3
Net Unrealized Gains on Fixed Maturities	643.7	434.0
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities[1]	$3,703.8	$3,538.3
Underlying Combined Ratio1
Underlying Combined Ratio1 is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the Underlying Combined Ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The Underlying Combined Ratio1 should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its third quarter 2020 results in a conference call on Monday, November 2nd, at 5:00 p.m. Eastern (4:00 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the third quarter of 2020, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With $14.1 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.3 million policies, is represented by more than 30,000 agents and brokers, and has over 9,300 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those factors listed in periodic reports filed by Kemper with the Securities and Exchange Commission (“SEC”). The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary event that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on the Company’s operating and financial results.
No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release, including any such statements related to the Pandemic. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Christine Patrick	312.661.4803 or cpatrick@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com